Exhibit 10.1

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made as of August 9, 2026 by and between Cherry Hill Mortgage Investment Corporation, a Maryland corporation (the “Company”), and AG MIT, LLC, a Delaware limited liability company (the “Voting Party”).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, TPG Mortgage Investment Trust, Inc., a Maryland corporation (“Parent”), MIT Merger Sub II, LLC, a Delaware limited liability company and a Subsidiary of Parent (“Merger Sub”), and Cherry Hill Operating Partnership, LP, a Delaware limited partnership (the “Company Operating Partnership”), and, solely for purposes described therein, AG REIT Management, LLC, a Delaware limited liability company, have entered into an Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things, the Company, the Company Operating Partnership, Parent and Merger Sub will effect a business combination through (a) a merger of the Company Operating Partnership with and into the Company, with the Company being the surviving entity in such merger (the “Partnership Merger”), and then (b) a merger of the Company with and into Merger Sub, with Merger Sub being the surviving entity in such merger (the “Company Merger” and together with the Partnership Merger, the “Mergers”);

WHEREAS, as of the date hereof, the Voting Party is the Beneficial Owner of Shares of Company Common Stock; and

WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement and as an inducement and in consideration therefor, the Company has required that the Voting Party execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.            Definitions. Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement. As used herein, “Shares” means shares of Company Common Stock. “Voting Shares” means all Shares Beneficially Owned by the Voting Party and any and all Shares acquired or Beneficially Owned by the Voting Party after the date hereof. “Beneficially Own,” “Beneficially Owned” and “Beneficial Ownership” have the meaning set forth in Rule 13d-3 under the Exchange Act. “Controlled Affiliate” means any Person controlled by the Voting Party and “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. “Permitted Liens” means (a) Liens created by this Agreement, (b) Liens imposed by applicable securities Laws and (c) pledges or other Liens that do not impair or restrict the Voting Party’s ability to vote or cause to be voted any Voting Shares in accordance with this Agreement. “Transfer” means, directly or indirectly, to sell, offer, exchange, assign, pledge, encumber, hypothecate, dispose of or otherwise transfer, whether by operation of Law or otherwise.

Section 2.             Representations and Warranties of the Voting Party. The Voting Party hereby represents and warrants to the Company as follows:

(a)          Authority. The Voting Party is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. The Voting Party has all requisite organizational power and authority to enter into this Agreement, to perform fully the Voting Party’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Voting Party and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of the Voting Party enforceable against the Voting Party in accordance with its terms, subject to the Enforceability Exceptions.

(b)          No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required by or with respect to the Voting Party in connection with the execution and delivery of this Agreement or the consummation by the Voting Party of the transactions contemplated hereby, except for (i) compliance with the applicable requirements of the Exchange Act, the Securities Act and the rules and regulations of NYSE and (ii) compliance with any applicable state securities, takeover and “blue sky” Laws, except in each case of (i) and (ii) as would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or delay the consummation of the Mergers or the performance by the Voting Party of its obligations under this Agreement.

(c)          No Conflicts. The execution, delivery and performance by the Voting Party of this Agreement do not and will not (i) conflict with or result in any violation or breach of any provision of the Organizational Documents of the Voting Party, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Voting Party is entitled, under any Contract binding upon the Voting Party or to which any of its properties, rights or other assets are subject or (iv) result in the creation of a Lien, other than a Permitted Lien, on any properties or assets of the Voting Party, except, in each case other than clause (i), for any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or delay the consummation of the Mergers or the performance by the Voting Party of its obligations under this Agreement.

(d)          Ownership of Shares. The Voting Party (i) Beneficially Owns, as of the date hereof, 734,800 Voting Shares, free and clear of all Liens other than Permitted Liens, (ii) has the sole power to vote or cause to be voted such Voting Shares, (iii) has not entered into any voting trust, voting agreement, proxy or other agreement, arrangement or understanding with respect to the voting of such Voting Shares that is inconsistent with this Agreement and (iv) does not Beneficially Own any Shares other than the Shares described in the foregoing clause (i) or any options, warrants or other rights to acquire Shares.

(e)          No Litigation. As of the date hereof, there is no Litigation pending against, or, to the knowledge of the Voting Party, threatened against, the Voting Party or any of its Affiliates that would reasonably be expected to materially impair or materially adversely affect the Voting Party’s ability to perform its obligations hereunder.

Section 3.            Representations and Warranties of the Company. The Company hereby represents and warrants to the Voting Party as follows:

(a)          Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Maryland. The Company has all requisite corporate power and authority and has taken all corporate action necessary, including approval by the Company Board, to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Voting Party, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(b)          No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for (i) compliance with the applicable requirements of the Exchange Act, the Securities Act and the rules and regulations of NYSE and (ii) compliance with any applicable state securities, takeover and “blue sky” Laws, except in each case of (i) and (ii) as would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or delay the consummation of the Mergers or the performance by the Company of its obligations under this Agreement.

(c)          No Conflicts. The execution, delivery and performance by the Company of this Agreement do not and will not (i) conflict with or result in any violation or breach of any provision of the Organizational Documents of the Company, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company is entitled, under any Contract binding upon the Company or to which any of its properties, rights or other assets are subject or (iv) result in the creation of a Lien, other than a Permitted Lien, on any properties or assets of the Company, except, in each case other than clause (i), for any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or delay the consummation of the Mergers or the performance by the Company of its obligations under this Agreement.

Section 4.            Agreement to Vote Shares. The Voting Party agrees during the term of this Agreement to vote all Voting Shares at every meeting of the stockholders of the Company at which the following matters are considered and at every adjournment, recess or postponement thereof, and in connection with any action proposed to be taken by written consent of the Company’s stockholders in favor of (a) (i) the approval of the Merger Agreement and the Company Merger and (ii) any proposal to adjourn, recess or postpone the Company Stockholders Meeting to solicit additional proxies if there are not sufficient votes to approve the matters referred to in clause (i); and (b) against any Company Takeover Proposal. Notwithstanding the foregoing, (A) if the Company Board has made a Company Change of Recommendation in compliance with Section 6.5 of the Merger Agreement, then the Voting Party shall not be required to vote or cause to be voted the Voting Shares in favor of the matters described in clauses (a) or (b) and (B) the Voting Party shall retain at all times the right to vote and the right to cause the vote of any Voting Shares in the Voting Party’s sole discretion, and without any other limitation, on any matters other than those expressly set forth in the immediately preceding sentence that are at any time or from time to time presented for consideration to the holders of Shares. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Voting Shares. All rights, ownership and economic benefits of and relating to the Voting Shares shall remain vested in and belong to the Voting Party.

Section 5.            No Voting Trust or Other Arrangement. The Voting Party agrees that during the term of this Agreement the Voting Party will not deposit any Voting Shares in a voting trust, grant any proxy or power of attorney with respect to any Voting Shares or subject any Voting Shares to any agreement, arrangement or understanding with respect to the voting of such Voting Shares, in each case, that is inconsistent with the Voting Party’s obligations under this Agreement.

Section 6.            Transfer and Encumbrance. The Voting Party agrees that during the term of this Agreement the Voting Party will not directly or indirectly, Transfer any Voting Shares or enter into any Contract, option or other agreement, arrangement or understanding with respect to a Transfer of any Voting Shares or any voting or economic interest therein, except for a Permitted Transfer. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 6 shall be null and void. “Permitted Transfer” means a Transfer by the Voting Party to a Controlled Affiliate; provided, that such Voting Shares subject to a Permitted Transfer shall remain subject to the covenants and restrictions contemplated herein during the term of this Agreement. No Permitted Transfer shall relieve the Voting Party of its obligations under this Agreement.

Section 7.            Termination. This Agreement shall automatically terminate without further action upon the earlier to occur of (a) the Company Merger Effective Time and (b) the valid termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement, no party hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 7 shall relieve any party of liability for any Willful Breach of this Agreement occurring prior to such termination. For purposes hereof, “Willful Breach” means, with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of a deliberate act or deliberate failure to act undertaken by the breaching party with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, constitute a breach of this Agreement.

Section 8.            Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction, restraining order, specific performance or other equitable relief without proof of actual damages or the posting of any bond or other security. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

Section 9.            Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

Section 10.          Notices. Any notice, request, instruction or other document or other communication to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service (providing proof of delivery), (b) on the date of transmission if sent by email by 9:00 p.m. Eastern Time on a Business Day or, otherwise, on the next succeeding Business Day, (c) on the next Business Day if sent by an overnight delivery service marked for overnight delivery (providing proof of delivery), or (d) five Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

(a)          If to the Voting Party:

c/o AG REIT Management, LLC
245 Park Avenue, 26th Floor
New York, NY 10167
Attention: Jenny B. Neslin, Legal Department
E-mail: jneslin@tpg.com;  legal@angelogordon.com

with a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP
200 Park Avenue
New York, NY 10166
Attention: Steven M. Haas
E-mail: shaas@hunton.com

and

Hunton Andrews Kurth LLP
2200 Pennsylvania Avenue, NW
Washington, DC 20037
Attention: Robert K. Smith
E-mail: rsmith@hunton.com

(b)          If to the Company:

Cherry Hill Mortgage Investment Corporation
4000 Route 66, Suite 310
Tinton Falls, NJ 07753
Attention: Jeffrey Lown II
Email: jay.lown@chmireit.com

with copies (which shall not constitute notice) to:

Mayer Brown LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: David Freed
E-mail: dfreed@mayerbrown.com

And

Mayer Brown LLP
71 South Wacker Drive
Chicago, IL 60606
Attention: Andrew Noreuil; Ryan Ferris
Email: anoreuil@mayerbrown.com; rferris@mayerbrown.com

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

Section 11.            Miscellaneous.

(a)          Expenses. Except as otherwise specifically provided herein, each party hereto shall bear its own expenses in connection with this Agreement.

(b)          Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of Maryland without regard to the conflicts of laws provisions, rules or principles thereof (or any other jurisdiction). Each of the parties hereto agrees that: (i) all Litigation in connection with, arising out of or otherwise relating to this Agreement and any agreements delivered in connection herewith or the transactions contemplated hereby or thereby shall be heard and determined exclusively in the Circuit Courts for Baltimore City, Maryland, or if that court does not have jurisdiction, in the United States District Court for the District of Maryland, Northern Division; and (ii) solely in connection with such Litigation, (A) if applicable, to request or consent to the assignment of any Litigation to the Business and Technology Case Management Program of the Circuit Court for Baltimore City, Maryland, (B) irrevocably and unconditionally submits to the exclusive jurisdiction of such courts; (C) irrevocably waives any objection to the laying of venue in any such Litigation in such courts; (D) irrevocably waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party hereto; (E) agrees that mailing of process or other papers in connection with any such Litigation in the manner provided in Section 10 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof; and (F) it shall not assert as a defense any matter or claim waived by the foregoing clauses (B) through (E) of this Section 11 that any Order issued by such courts may not be enforced in or by such courts.

(c)          Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IS EXPECTED TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, CONNECTED WITH, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO ACKNOWLEDGES AND CERTIFIES THAT (i) NO REPRESENTATIVE OF THE OTHER PARTIES HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES HERETO WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGEMENTS AND CERTIFICATIONS SET FORTH IN THIS SECTION 11(c).

(d)          Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable Law.

(e)          Counterparts. This Agreement may be executed in counterparts, and such counterparts may be delivered in electronic format (including by .pdf and email). Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby, and each such counterpart and copies produced therefrom shall have the same effect as an original. To the extent applicable, the foregoing constitutes the election of the parties hereto to invoke any Law authorizing electronic signatures.

(f)          Interpretation. The headings preceding the text of Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms “including” or “include(s)” shall in all cases herein mean “including, without limitation” or “include(s), without limitation,” respectively. Underscored references to Sections shall refer to those portions of this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term in this Agreement the singular. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic format) in a visible form. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. References to days mean calendar days unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. Any reference to any Contract or other document means such Contract or document as from time to time amended, modified or supplemented (if permitted under this Agreement) and includes all exhibits, schedules or other attachments thereto.

(g)          Assignment; Successors and Assigns; Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (including by operation of law) by any of the parties hereto without the prior written consent of the other parties hereto. Any purported assignment in contravention of this Section 11(g) shall be null and void. This Agreement is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder.

(h)          Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary to effect the transactions contemplated by this Agreement.

[The remainder of this page is intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

AG MIT, LLC

By:	/s/ Thomas J. Durkin
Name: Thomas J. Durkin
Title: Chief Executive Officer and President

[Signature Page to Voting and Support Agreement]

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

By:	/s/ Jeffrey Lown II
Name: Jeffrey Lown II
Title: President and Chief Executive Officer

[Signature Page to Voting and Support Agreement]